Exhibit 99.1

CENTRAL VALLEY COMMUNITY BANCORP

DECLARES CASH DIVIDEND

CLOVIS, CALIFORNIA…May 19, 2004…The Board of Directors of Central Valley Community Bancorp (Company), the sole subsidiary of Central Valley Community Bank (Bank), has declared a special cash dividend of $0.10 per share on the Company’s common stock. The dividend is payable on June 30, 2004 to shareholders of record on June 4, 2004.

“Central Valley Community Bancorp is pleased to offer this dividend as yet another opportunity to increase shareholder value,” stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Clovis, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. The Bank operates seven full-service offices in Clovis, Fresno, Prather, Kerman and Sacramento, plus Real Estate Lending, SBA Lending and Agribusiness Lending Departments.  Investment services are also provided by Investment Centers of America.  Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick. Additional information about Central Valley Community Bank can be found at www.cvcb.com.

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Forward-looking Statements - Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results in these forward-looking statements.  Factors that might cause a difference include among other things, fluctuations in interest rates, changes in economic conditions or governmental regulation, credit quality and other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2003.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

FOR IMMEDIATE RELEASE

CONTACT:	Debra Nalchajian-Cohen
Cohen Communications
(559) 222-1322

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